SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report      (Date of earliest event reported):     August 7, 2000


                         AGRIBRANDS INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    Missouri
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                 (State or Other Jurisdiction of Incorporation)

                                    1-13479
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                            (Commission File Number)

                                   43-1794250
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                      (I.R.S. Employer Identification No.)


               9811 South Forty Drive, St. Louis, Missouri  63124
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              (Address of Principal Executive Offices)    (Zip Code)


Registrant's telephone number, including area code:            (314) 812-0500

Item 5.  Other Events.


         On August 7, 2000, Athens, Inc. ("Athens") and Rome, Inc. ("Rome") entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization"). Under the terms of the Reorganization Agreement, Athens and Rome agreed to form a holding company (the "Holding Company") and each agreed to merge with separate wholly owned subsidiaries of Holding Company (the "Reorganization").


         The Reorganization is subject to various conditions set forth in the Reorganization Agreement, including, but not limited to, the adoption of the Reorganization Agreement by the shareholders of Athens and Rome, certain regulatory approval and other customary conditions. It is anticipated that the Reorganization will close [in the first quarter of 2001].


         Attached and incorporated herein by reference in their entirety as Exhibits 2.1 and 99.1, respectively, are copies of the Agreement and Plan of Reorganization and a joint press release of Athens and Rome announcing the execution of the Agreement and Plan of Reorganization.


Item 7.  Exhibits.


Exhibit No.       Description of Exhibit
-----------       ----------------------

    2.1 Agreement and Plan of Reorganization, dated as of August 7, 2000, between Athens and Rome

   99.1 Joint Press Release dated August 7, 2000, announcing the execution of the Agreement and Plan of Reorganization


                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Agribrands International, Inc.
                                                  (Registrant)


Date: August 7, 2000                              By: /s/ David R. Wenzel
                                                     ---------------------------
                                                         David R. Wenzel
                                                         Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.       Description of Exhibit
-----------       ----------------------

   2.1 Agreement and Plan of Reorganization, dated as of August 7, 2000, between Athens and Rome

  99.1 Joint Press Release dated August 7, 2000, announcing the execution of the Agreement and Plan of Reorganization